Exhibit 99.1

ADIENT

PRESS RELEASE
Nov. 5, 2025

Adient reports solid fourth quarter and full-year 2025 financial results

Provides full year FY26 outlook

- Q4 GAAP net income and EPS diluted of $18M and $0.22 respectively; Q4 Adj.-EPS diluted of $0.52
- Q4 Adj.-EBITDA of $226M; Adj.-EBITDA margin of 6.1 %
- For the full FY25, Adient generated $204M of FCF and returned $125M to shareholders via share repurchases, representing ~7 % of shares outstanding at beginning of the fiscal year
- Gross debt and net debt totaled ~$2.4B and ~$1.4B, respectively, at September 30, 2025; cash and cash equivalents of $958M at September 30, 2025
- Looking ahead to FY26, improved business performance is expected to be offset by lower customer production volumes and increased growth investments

FOURTH QUARTER 2025 FINANCIAL RESULTS

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,688M**	**$120M**	**$18M**	**$0.22**
vs. Q4 2024	4 %	(8) %	(77) %	(76) %
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$142M**	**$226M**	**$42M**	**$0.52**
vs. Q4 2024	(11) %	(4) %	(29) %	(24) %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

FULL-YEAR 2025 FINANCIAL RESULTS

	REVENUE	EBIT	NET INCOME/(LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$14,535M**	**$115M**	**$(281)M**	**$(3.39)**
vs. FY 2024	(1) %	(66) %	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$570M**	**$881M**	**$161M**	**$1.93**
vs. FY 2024	1 %	0%	(3) %	5 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

"We closed the fiscal year with strong momentum, thanks to our resilient operating model and unwavering commitment to execution. Our team's focus and agility enabled us to consistently deliver on our objectives and successfully navigate macro volatility, win significant new business and position the company for sustainable growth in the future."

— Jerome Dorlack, President and Chief Executive Officer

DELIVERING ON OUR COMMITMENTS AND REINFORCING SUPPLIER OF CHOICE STATUS

Adient delivered on commitments made entering FY25 despite industry and macro volatility. Throughout the year, the team continued to drive favorable business performance, offsetting tariffs and customer production headwinds. For the year, Adient's Adj.-EBITDA totaled $881M (Adj.-EBITDA margin of 6.1 %, up 10 bps compared to FY24). Free cash flow totaled $204M for the year.

In FY25, Adient's successes extended beyond financial achievements. We continued to win new and conquest business and solidify our supplier of choice status. Adient secured important replacement JIT and foam business on the F-150 and conquest content on trim. We also realized another conquest win with an Asia-based OEM on full-size SUV business. In China, Adient continued to grow with local OEMs, as China OEMs accounted for nearly 70 % of the $1.4B of new business booked in Asia during FY25.

ROBUST FREE CASH FLOW AND AMPLE LIQUIDITY ENABLE CONTINUED SHARE REPURCHASES

Adient consistently prioritizes maintaining a strong and flexible balance sheet with ample liquidity, allowing us to return capital to shareholders. Adient's cash and cash equivalents totaled $958M at Sept. 30, 2025 (total liquidity of $1.8B). During the fourth quarter, Adient repurchased $50M worth of shares. For the fiscal year, the company spent $125M to repurchase ~6.1M shares, representing approximately 7 % of shares outstanding at the beginning of the fiscal year. This leaves $135M available for future share repurchases under the current Board authorization. Subsequent to quarter end, Adient successfully refinanced its ABL revolver, extending the maturity from 2027 to 2030.

GLOBAL RECOGNITION UNDERPINS COMMITMENT TO ADIENT STAKEHOLDERS

Adient continued to receive global recognition during the quarter, demonstrating our commitment to employees, customers and suppliers. These distinctions include: Volkswagen Partnership Interiors Award, J.D. Power Seat Quality top honors for Chevrolet Traverse (Mass Market Midsize/Large SUV) and Toyota 86 (Mass Market Small/Compact Car), 2025 HR Asia Best Places to Work, 2024 Jinlin Tech Innovation Award, Outstanding Supplier Award for HMG TK Program Quality Excellence and Top 20 Supplier for CY25 Service Part Delivery Performance by Hyundai MOBIS.

INNOVATION POSITIONS US FOR SUSTAINED SUCCESS

Adient maintains a strong focus on operational excellence and value creation. We remain committed to investing in product and manufacturing initiatives that position Adient for sustained success.

Market-leading products such as Z-Guard, co-developed with Autoliv, mechanical massage (above), and our innovative sculpted trim offer customers unique flexibility. Adient's automation by design and process innovation improve cost and optimize efficiency. These initiatives continue to differentiate Adient as a supplier of choice (see page 3).

"Adient continues to prioritize creating long-term shareholder value, generating strong free cash flow and returning it to shareholders through disciplined capital allocation."

— Mark A. Oswald, Executive Vice President and Chief Financial Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
FY 2025	FY 2024	FY 2025	FY 2024	FY 2025	FY 2024
$402M	$375M	**$124M**	$155M	**$440M**	$439M
Q4 2025	Q4 2024	Q4 2025	Q4 2024	Q4 2025	Q4 2024
$111M	$116M	**$31M**	$28M	**$106M**	$112M

Americas: Positive business performance, including favorable commercial actions and lower launch costs and input costs, led to a 40 bps margin expansion for the year. Volume/mix was a tailwind during the year, offset by unfavorable net commodity costs (driven by a combination of lower gross inflation and timing/amounts of recoveries).

EMEA: Significant volume/mix headwinds driven by lower customer production volumes during the year more than offset the positive business performance (due to improved operating performance and net material margin) during the year. In addition, transactional FX, primarily related to the zloty, was an offset.

Asia: Positive business performance was a tailwind due to improved net material margin, lower launch costs and operational efficiencies in FY25. FX was a tailwind y-o-y, offset by lower equity income and unfavorable volume/mix, leading to a 10 bps regional margin expansion in FY25.

Adient's resilient business model drove positive business performance in each region, significantly offsetting volume headwinds.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q4 2025	Q4 2024	FY 2025	FY 2024
OPERATING CASH FLOW	**$213M**	$263M	**$449M**	$543M
CAPITAL EXPENDITURES	**$(79)M**	$(72)M	**$(245)M**	$(266)M
FREE CASH FLOW	**$134M**	$191M	**$204M**	$277M

	9/30/25	9/30/24
CASH & CASH EQUIVALENTS	**$958M**	**$945M**
TOTAL DEBT	**$2,397M**	**$2,405M**
NET DEBT	**$1,439M**	**$1,460M**

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q4 KEY OPERATING METRICS

		Q4 2025	Q4 2024	
SALES	CONSOLIDATED	**$3,688M**	$3,562M	Q4FY25 revenues up ~4%, primarily due to translational FX tailwinds and higher volumes
SALES	UNCONSOLIDATED	**$869M**	$920M	Y-O-Y revenues down ~6% primarily related to portfolio rationalization which was finalized in Q1FY25
	EQUITY INCOME *as adjusted**	**$8M** *$8M*	$25M *$24M*	Q4FY25 equity income was down vs. prior year due to restructuring of agreement between the partners in our KEIPER JV
	INTEREST EXPENSE *as adjusted**	**$49M** *$49M*	$50M *$50M*	In line with internal expectations given Adient's debt and cash position
	INCOME TAX EXPENSE/(BENEFIT) *as adjusted**	**$26M** *$30M*	$(36)M *$27M*	Increase in GAAP tax expense primarily related to tax adjustments discrete to each quarter; in-line with internal expectations given geography of earnings and valuation allowances in certain jurisdictions

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY 2026 OUTLOOK

Consolidated sales	**~$14.4B**	Sales expected to be ~$14.4B, driven by lower y-o-y production volumes
Adj.-EBITDA	**~$845M**	Adj.-EBITDA is expected to be ~$845M. Guidance assumes no change to current tariff policies, most tariff costs are resolved, and no meaningful decline in previously forecasted volumes from tariffs
Equity income (included in Adj.-EBITDA)	**~$70M**	Equity income is expected to be flat y-o-y
Interest expense	**~$185M**	Interest expense forecast at ~$185M based on the company's debt and cash position (cash interest expected at ~$190M)
Cash taxes	**~$125M**	Cash taxes forecasted at ~$125M, temporarily elevated in FY26 due to a potential tax audit settlement (non-recurring)
Capital expenditures	**~$300M**	Capital expenditures primarily driven by customer launch plans and a modest increase in innovation/automation projects
Free cash flow	**~$90M**	Free cash flow forecast at ~$90M, impacted by lower overall earnings, higher capex and cash taxes

Reconciliations of non-GAAP measures related to FY 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

END-TO-END INNOVATION IN PRODUCT AND PROCESS

Automation by design

- Hands-on collaboration with customers up front on product design
- Optimizing plant layouts to allow for more efficient automation
- Enabling long-distance JIT and modularity

Process innovation

- Smart manufacturing, relax oven
  - Improved quality
  - Energy efficiency
  - Labor optimization

Product innovation

- Z-Guard, co-developed with Autoliv, launching 2027
  - Increased occupant out-of-position protections to address evolving consumer demands for deep reclining seats
  - Industry-leading safety and durability

Design innovation

- Sculpted trim, launching Q2 FY26
  - Design flexibility
  - Superior craftsmanship
  - Labor optimization

INVESTOR CONTACT

Linda Conrad
Vice President, FP&A and Investor Relations
+1 734 254 3998
linda.conrad@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With ~70,000 employees in 29 countries, Adient operates ~200 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. We take our products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates, vehicle affordability and volatile currency exchange rates) on the global economy, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, automotive vehicle production levels, mix and schedules, as well as the concentration of exposure to certain automotive manufacturers, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, risks associated with Adient's joint ventures, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by Adient's customers for the manufacture of vehicles), geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to successfully identify suitable opportunities for organic investment and/or acquisitions and to integrate such investments and/or acquisitions, work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, the ability of Adient to execute its restructuring plans and achieve the desired benefit, the ability of Adient to meet debt service requirements and, terms of future financing, the impact of global tax reform legislation, potential adjustment of the value of deferred tax assets, global climate change and related emphasis on sustainability matters by various stakeholders, and the ability of Adient to achieve its sustainability-related goals, cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 18, 2024, in Adient's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 6, 2025, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. This document also contains the key performance indicator of business performance, which is defined as the difference in period-over-period Adjusted EBITDA excluding production volume/mix, equity income, foreign exchange and net commodity pricing. Management believes this key performance indicator encompasses the significant drivers of the performance of the business that are within management's ability to influence and may assist investors in evaluating Adient's on-going operations and provide important supplemental information regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider this key performance indicator as an alternative to our GAAP financial results.

Appendix

Adient plc
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
Net sales	$3,688	$3,562	$14,535	$14,688
Cost of sales	3,441	3,317	13,574	13,760
Gross profit	247	245	961	928
Selling, general and administrative expenses	124	124	522	507
Restructuring and impairment costs	11	16	392	168
Equity income	8	25	68	90
Earnings before interest and income taxes	120	130	115	343
Net financing charges	49	50	193	189
Other pension expense	7	16	10	21
Income (loss) before income taxes	64	64	(88)	133
Income tax expense (benefit)	26	(36)	103	32
Net income (loss)	38	100	(191)	101
Income attributable to noncontrolling interests	20	21	90	83
Net income (loss) attributable to Adient	$18	$79	$(281)	$18

Diluted earnings (loss) per share	$0.22	$0.91	$(3.39)	$0.20

Shares outstanding at period end	79.2	84.9	79.2	84.9
Diluted weighted average shares	81.3	86.5	83.0	90.1

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	September 30,
(in millions)	2025	2024
Assets
Cash and cash equivalents	$958	$945
Accounts receivable - net	1,873	1,896
Inventories	695	758
Other current assets	607	487
Current assets	4,133	4,086

Property, plant and equipment - net	1,409	1,410
Goodwill	1,807	2,164
Other intangible assets - net	319	371
Investments in partially-owned affiliates	276	338
Assets held for sale	9	8
Other noncurrent assets	1,001	974
Total assets	$8,954	$9,351

Liabilities and Shareholders' Equity
Short-term debt	$11	$9
Accounts payable and accrued expenses	2,942	2,910
Other current liabilities	734	759
Current liabilities	3,687	3,678

Long-term debt	2,386	2,396
Other noncurrent liabilities	723	743
Redeemable noncontrolling interests	95	91
Shareholders' equity attributable to Adient	1,766	2,134
Noncontrolling interests	297	309
Total liabilities and shareholders' equity	$8,954	$9,351

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Operating Activities
Net income (loss) attributable to Adient	$18	$79	$(281)	$18
Income attributable to noncontrolling interests	20	21	90	83
Net income (loss)	38	100	(191)	101
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation	72	72	279	285
Amortization of intangibles	11	12	46	47
Pension and postretirement benefit expense	9	18	16	27
Pension and postretirement contributions, net	(3)	1	(18)	(20)
Equity in earnings of partially-owned affiliates, net of dividends received	20	2	36	(17)
(Gain) on sale / impairment of nonconsolidated partially owned affiliate	—	(1)	(4)	(1)
Deferred income taxes	(29)	(8)	(28)	(1)
Non-cash impairment charge	(2)	9	341	9
Equity-based compensation	12	3	32	31
Other	(12)	3	(15)	7
Changes in assets and liabilities:
Receivables	(49)	(15)	31	12
Inventories	31	42	75	111
Other assets	8	2	(129)	(57)
Accounts payable and accrued liabilities	73	72	(61)	72
Accrued income taxes	34	(49)	39	(63)
Cash provided by operating activities	213	263	449	543
Investing Activities
Capital expenditures	(79)	(72)	(245)	(266)
Sale of property, plant and equipment	18	1	34	15
Business divestitures	—	1	27	(2)
Other	2	—	(2)	—
Cash used by investing activities	(59)	(70)	(186)	(253)
Financing Activities
Increase (decrease) in short-term debt	2	(2)	1	(1)
Increase in long-term debt	—	—	795	—
Repayment of long-term debt	(2)	(134)	(803)	(137)
Debt financing costs	—	—	(13)	(5)
Share repurchases	(50)	(50)	(125)	(275)
Cash paid to acquire a noncontrolling interest	—	(3)	(28)	—
Dividends paid to noncontrolling interests	(4)	—	(90)	(72)
Other	(1)	—	(4)	(12)
Cash used by financing activities	(55)	(189)	(267)	(502)
Effect of exchange rate changes on cash and cash equivalents	(1)	51	17	47
Increase (decrease) in cash and cash equivalents	$98	$55	$13	$(165)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income (loss) before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended September 30, 2025
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,786	$1,145	$783	$(26)	$3,688
Adjusted EBITDA	$111	$31	$106	$(22)	$226
Adjusted EBITDA margin	6.2%	2.7%	13.5%	N/A	6.1%

	Three months ended September 30, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,719	$1,103	$765	$(25)	$3,562
Adjusted EBITDA	$116	$28	$112	$(21)	$235
Adjusted EBITDA margin	6.7%	2.5%	14.6%	N/A	6.6%

(in millions)	Twelve months ended September 30, 2025
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,856	$4,773	$2,983	$(77)	$14,535
Adjusted EBITDA	$402	$124	$440	$(85)	$881
Adjusted EBITDA margin	5.9%	2.6%	14.8%	N/A	6.1%

	Twelve months ended September 30, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,763	$5,029	$2,989	$(93)	$14,688
Adjusted EBITDA	$375	$155	$439	$(89)	$880
Adjusted EBITDA margin	5.5%	3.1%	14.7%	N/A	6.0%

Appendix

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA
Americas	$111	$116	$402	$375
EMEA	31	28	124	155
Asia	106	112	440	439
Subtotal	248	256	966	969
Corporate-related costs (1)	(22)	(21)	(85)	(89)
Restructuring and impairment costs (2)	(11)	(16)	(392)	(168)
Purchase accounting amortization (3)	(12)	(12)	(47)	(48)
Restructuring related activities (4)	2	(3)	(11)	—
Equity based compensation	(12)	(3)	(32)	(31)
Depreciation	(72)	(72)	(279)	(285)
Gain (loss) on disposal transactions (5)	—	1	4	(7)
Other items (6)	(1)	—	(9)	2
Earnings before interest and income taxes	120	130	115	343
Net financing charges	(49)	(50)	(193)	(189)
Other pension expense	(7)	(16)	(10)	(21)
Income (loss) before income taxes	$64	$64	$(88)	$133

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
Income available to shareholders
Net income (loss) attributable to Adient	$18	$79	$(281)	$18

Weighted average shares outstanding
Basic weighted average shares outstanding	80.3	86.0	83.0	89.5
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	1.0	0.5	—	0.6
Diluted weighted average shares outstanding	81.3	86.5	83.0	90.1

Appendix

3. Non-GAAP Measures

Adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to Adient, adjusted effective tax rate, adjusted earnings per share, adjusted equity income, adjusted interest expense, free cash flow, net debt, and net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

(a)	Adjusted EBIT is defined as income (loss) before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net income (loss) attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense (benefit) is defined as income tax expense adjusted for the tax effect of the adjustments to income before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax expense (benefit) as a percentage of adjusted income before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income (loss) attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net income (loss) to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net income (loss)	$38	$100	$(191)	$101
Net financing charges	49	50	193	189
Other pension expense	7	16	10	21
Income tax expense (benefit)	26	(36)	103	32
Earnings before interest and income taxes (EBIT)	$120	$130	$115	$343
EBIT adjustments:
Restructuring and impairment charges (2)	11	16	392	168
Purchase accounting amortization (3)	12	12	47	48
Restructuring related activities (4)	(2)	3	11	—
(Gain) loss on disposal transactions (5)	—	(1)	(4)	7
Other items (6)	1	—	9	(2)
EBIT adjustments total	22	30	455	221
Adjusted EBIT	$142	$160	$570	$564
EBITDA adjustments:
Depreciation	72	72	279	285
Equity based compensation	12	3	32	31
Adjusted EBITDA	$226	$235	$881	$880

Net sales	$3,688	$3,562	$14,535	$14,688
Net income (loss) as % of net sales	1.0%	2.8%	(1.3)%	0.7%
EBIT as % of net sales	3.3%	3.6%	0.8%	2.3%
Adjusted EBIT as % of net sales	3.9%	4.5%	3.9%	3.8%
Adjusted EBITDA as % of net sales	6.1%	6.6%	6.1%	6.0%

Refer to the Footnote Addendum for footnote explanations.

Appendix

(c) Adjusted net income attributable to Adient

The following table reconciles net income (loss) attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net income (loss) attributable to Adient	$18	$79	$(281)	$18
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	22	30	455	221
Tax impact of EBIT adjustments and other tax items - see table (d)	(4)	(63)	(16)	(82)
Pension mark-to-market & settlement loss	7	14	7	14
Fees paid on Term Loan B modifications	—	—	—	1
Write off of deferred financing costs upon repurchase of debt	—	—	2	—
Impact of adjustments on noncontrolling interests (7)	(1)	(1)	(6)	(6)
Net income (loss) adjustments total	24	(20)	442	148
Adjusted net income attributable to Adient	$42	$59	$161	$166

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following tables reconcile income (loss) before income taxes to adjusted income before income taxes, income tax expense (benefit) to adjusted income tax expense (benefit) and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended September 30,
	2025			2024
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$64	$26	40.6%	$64	$(36)	(56.3)%
Adjustments
EBIT adjustments - see table (a) & (b)	22	3	13.6%	30	3	10.0%
Pension mark-to-market & settlement loss	7	4	57.1%	14	—	—%
UTP establishments and interest	—	(4)	nm	—	(2)	nm
Tax audit closures and statute expirations	—	2	nm	—	48	nm
Valuation allowances	—	—	nm	—	16	nm
FX remeasurements of tax balances	—	1	nm	—	(9)	nm
Other	—	(2)	nm	—	7	nm
Subtotal of adjustments	29	4	13.8%	44	63	nm
As adjusted	$93	$30	32.3%	$108	$27	25.0%

Appendix

	Twelve months ended September 30,
	2025			2024
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$(88)	$103	nm	$133	$32	24.1%
Adjustments
EBIT adjustments - see table (a) & (b)	455	23	5.1%	221	10	4.5%
Write off of deferred financing charges upon repurchase of debt	2	—	—%	—	—	nm
Fees paid on Term Loan B modifications	—	—	nm	1	—	—%
Pension mark-to-market & settlement loss	7	4	57.1%	14	—	—%
NOL DTA adjustments	—	(19)	nm	—	—	nm
UTP establishments and interest	—	(17)	nm	—	(7)	nm
Tax audit closures and statute expirations	—	25	nm	—	70	nm
Valuation allowances	—	—	nm	—	16	nm
FX remeasurements of tax balances	—	2	nm	—	(17)	nm
Other	—	(2)	nm	—	10	nm
Subtotal of adjustments	464	16	3.4%	236	82	34.7%
As adjusted	$376	$119	31.6%	$369	$114	30.9%

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
Numerator:
Adjusted net income attributable to Adient - see table (c)	$42	$59	$161	$166

Denominator:
Basic weighted average shares outstanding	80.3	86.0	83.0	89.5
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	1.0	0.5	0.4	0.6
Diluted weighted average shares outstanding	81.3	86.5	83.4	90.1

Adjusted diluted earnings per share	$0.52	$0.68	$1.93	$1.84

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Diluted earnings (loss) per share as reported	$0.22	$0.91	$(3.39)	$0.20
EBIT adjustments total	0.27	0.35	5.47	2.45
Tax impact of EBIT adjustments and other tax items	(0.05)	(0.73)	(0.18)	(0.91)
Pension mark-to-market & settlement loss	0.09	0.16	0.08	0.16
Fees paid on Term Loan B modifications	—	—	—	0.01
Write off of deferred financing costs upon repurchase of debt	—	—	0.02	—
Impact of adjustments on noncontrolling interests	(0.01)	(0.01)	(0.07)	(0.07)
Adjusted diluted earnings per share	$0.52	$0.68	$1.93	$1.84

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Equity income	$8	$25	$68	$90
Equity income adjustments:
Gain on disposal transactions (5)	—	(1)	(4)	(1)
Restructuring charges at an affiliate	(1)	—	5	—
Purchase accounting amortization and other	1	—	2	2
Equity income adjustments total	—	(1)	3	1
Adjusted equity income	$8	$24	$71	$91

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net financing charges	$49	$50	$193	$189
Interest expense adjustments:
Write off of deferred financing costs upon repurchase of debt	—	—	(2)	—
Fees paid on Term Loan B modifications	—	—	—	(1)
Interest expense adjustments total	—	—	(2)	(1)
Adjusted net financing charges	$49	$50	$191	$188

Appendix

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Operating cash flow	$213	$263	$449	$543
Capital expenditures	(79)	(72)	(245)	(266)
Free cash flow **	134	191	204	277

** Free cash flows for the twelve months ended September 30, 2025 and 2024 exclude dividends paid to noncontrolling interests of $90 million and $72 million, respectively.

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA	$226	$235	$881	$880
Adjusted equity income	(8)	(24)	(71)	(91)
Dividend	28	25	100	71
Restructuring (cash)	(30)	(19)	(131)	(52)
Net customer tooling	(2)	46	(51)	33
Trade working capital (Net AR/AP + Inventory)	(28)	(5)	22	41
Accrued compensation	13	9	35	(32)
Interest paid	(46)	(42)	(188)	(195)
Tax refund/taxes paid	(22)	(20)	(92)	(96)
Non-income related taxes (VAT)	40	4	(12)	(18)
Commercial settlements	43	42	56	56
Capitalized engineering	(9)	(27)	(44)	(33)
Other	8	39	(56)	(21)
Operating cash flow	213	263	449	543
Capital expenditures	(79)	(72)	(245)	(266)
Free cash flow	$134	$191	$204	$277

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	September 30,	September 30,
(in millions)	2025	2024
Numerator:
Short-term debt	$2	$1
Current portion of long-term debt	9	8
Long-term debt	2,386	2,396
Total debt	2,397	2,405
Less: cash and cash equivalents	(958)	(945)
Net debt	$1,439	$1,460

Denominator:
Adjusted EBITDA - last four quarters
Q1 2024	na	216
Q2 2024	na	227
Q3 2024	na	202
Q4 2024	na	235
Q1 2025	196	na
Q2 2025	233	na
Q3 2025	226	na
Q4 2025 - see table (a) & (b)	226	na
Last four quarters	$881	$880

Net leverage ratio	1.63	1.66

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments, including a $333 million goodwill impairment and an $8 million impairment of the Adient Aerospace joint venture recorded during the twelve months ended September 30, 2025, and a $9 million impairment of the Adient Aerospace joint venture recorded during the twelve months ended September 30, 2024.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Restructuring related charges	$(11)	$(3)	$(29)	$(10)
Restructuring adjustments/(charges) at an affiliate	1	—	(5)	—
Gain on sale of restructured facilities	12	—	23	10
	$2	$(3)	$(11)	$—

(5) Gain (loss) on disposal transactions include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Loss on sale of 51% interest in Langfang	$—	$—	$—	$(8)
Gain on sale of Setex and other nonconsolidated partially-owned affiliates	—	1	4	1
	$—	$1	$4	$(7)

(6) Other items include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Non-recurring contract related settlement	$—	$—	$2	$3
Consulting costs associated with strategic planning	(1)	—	(10)	(1)
Other	—	—	(1)	—
	$(1)	$—	$(9)	$2

(7) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.